SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


                             NOTES TO ILLUSTRATIONS

The following illustrations of death benefits, policy account values, and cash surrender values are designed to show you how the performance of the investment funds available with Survivorship Incentive Life could affect the net cash surrender value and death benefit. These illustrations use hypothetical investment return assumptions,and are not intended as estimates of future performance of any investment fund. You may request an illustration that assumes a hypothetical investment return ranging from 6.01 % to 12.00%. The Equitable is not able to predict the future performance of the investment funds.

Illustrations based on assumed constant rates of return do not show the fluctuations in the death benefit and cash surrender value that can occur with an actual policy. Since the values of the investment funds vary up and down, variable life insurance benefits will also vary.

                                   ASSUMPTIONS

The illustration assumes that the amounts that you allocate to the investment funds experience hypothetical gross rates of investment return equivalent to 0.00%, 6.00%, and a specified rate of 10.00%.

Premiums are assumed to be paid at the beginning of the payment period. Policy values, death benefits, and ages shown are as of the end of the policy year and reflect the effect of all loans and withdrawals. The death benefit, policy account, and cash surrender value will differ if premiums are paid in different amounts, frequencies, or not on the due date. Premiums minus a premium charge are added to the policy account. A monthly administrative charge is deducted from the Policy Account in all years.

'ASSUMING CURRENT CHARGES': This illustration is based upon the 'current charges' as declared by The Equitable Life Assurance Society's Board of Directors, and apply to policies issued as of the preparation date shown. 'Current charges' are not guaranteed and may be changed at the discretion of the Board of Directors. A customer loyalty credit will be credited towards the monthly deduction starting in year 7. This credit is not guaranteed.

'BLENDED CHARGES' Are based upon a blend of the current and the guaranteed maximum mortality charges, all other current charges, and the assumed hypothetical gross annual investment return indicated.

'ASSUMING GUARANTEED CHARGES': This illustration uses the guaranteed maximum mortality charges, administrative charges, charges for mortality and expense risk, premium charge, and the assumed hypothetical gross annual investment return. The premium charge may be raised if changes in the tax law increase our expenses.

'NET LOANS/REPAYM'TS/WITHDRAWALS': Columns reflect any loans, loan repayments, and/or partial withdrawals that have been requested.

'NET RATES OF RETURN': (Shown in parentheses) take into consideration an assumed daily charge to the Separate Account equivalent to an annual charge of .66% for investment advisory services (management fee), .32 % for other estimated Trust expenses (including 12b-1 fees), plus the daily charge for mortality and expense risks. The actual charge for advisory services varies with the investment fund selected, and currently ranges from . 25% to 1.15%. The actual charge for Trust expenses varies with the investment fund selected, and currently ranges from ..25% to .65%. The charge for mortality and expense risks is equivalent to a current annual charge of .60%, and is guaranteed not to exceed .90%. The illustration also reflects that no charge is currently made to the Separate Account for Federal income taxes.

                            IMPORTANT TAX INFORMATION

Certain levels of premium payments into a life insurance policy, as well as certain policy changes, may cause your policy to be classified as a 'modified Endowment Contract,' or MEC. A MEC classification affects the tax status of any distributions taken from the policy. Distributions taken from a MEC policy (loans or partial withdrawals) will first be taxed as ordinary income (on the gain portion only). If the policy owner is under age 59 1/2, a 10% penalty tax will also generally be imposed by the IRS on the taxable amount received. See the tax section of your prospectus for further important tax information.

Under current Federal tax rules you generally may take income tax-free partial withdrawals under a life insurance policy which is not a modified endowment contract up to your basis in the contract. Additional amounts are includible in income. In certain cases during the first fifteen years of a policy, a partial withdrawal may be taxable to the extent there is gain in the policy. Loans taken will be free of current income tax as long as the policy remains in effect until the insured's death, does not lapse or mature, and is not a modified endowment contract. This assumes the loan will eventually be satisfied from income tax-free death proceeds. Loans and withdrawals reduce the policy's cash value and death benefit and increase the chance that the policy may lapse. If the policy lapses, matures, is surrendered or becomes a modified endowment, the loan balance at such time would generally be viewed as distributed and taxable under the general rules for distributions of policy cash values.

       BASED ON OUR UNDERSTANDING OF THE TAX LAWS, THE POLICY ILLUSTRATED
                HERE IS NOT A MODIFIED ENDOWMENT CONTRACT (MEC).

A policy may terminate due to insufficient premiums, poor investment performance, and/or excessive loans and withdrawals. This policy provides a No Lapse Guarantee and a Death Benefit Guarantee under certain conditions.

VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001

                                                 SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                  PREPARED FOR: SAMPLE CLIENT AND SAMPLE SPOUSE

                           ASSUMING GUARANTEED CHARGES

                                  ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS         ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF         ANNUAL INVESTMENT RETURN OF
                                        0.00% (-1.87% NET)               6.00% (4.01% NET)                  10.00% (7.94% NET)
  END              NET LOANS/   POLICY      NET      TOTAL NET    POLICY       NET         NET        POLICY       NET        NET
  OF   ANNUALIZED  REPAYM'TS/   ACCOUNT  CASH SURR     DEATH      ACCOUNT   CASH SURR     DEATH       ACCOUNT   CASH SURR    DEATH
  YR    PREMIUMS   WITHDRAWLS    VALUE     VALUE      BENEFIT      VALUE      VALUE      BENEFIT       VALUE      VALUE     BENEFIT
  --   ----------  ---------    -------  ---------   ---------    -------   ---------    -------      -------   ---------   -------
   1      6,213         0        4,992        789     500,000       5,309       1,105    500,000       5,520       1,317    500,000
   2      6,213         0        9,957      5,754     500,000      10,899       6,696    500,000      11,549       7,345    500,000
   3      6,213         0       14,765     10,562     500,000      16,649      12,446    500,000      17,990      13,786    500,000
   4      6,213         0       19,406     15,203     500,000      22,550      18,347    500,000      24,861      20,658    500,000
   5      6,213         0       23,867     19,663     500,000      28,594      24,390    500,000      32,183      27,980    500,000
   6      6,213         0       28,133     23,930     500,000      34,768      30,565    500,000      39,975      35,772    500,000
   7      6,213         0       32,190     27,986     500,000      41,060      36,857    500,000      48,255      44,052    500,000
   8      6,213         0       36,015     31,812     500,000      47,452      43,249    500,000      57,043      52,840    500,000
   9      6,213         0       39,586     35,983     500,000      53,920      50,318    500,000      66,354      62,751    500,000
  10      6,213         0       42,872     39,870     500,000      60,438      57,436    500,000      76,203      73,201    500,000
  11      6,213         0       45,895     43,493     500,000      67,029      64,627    500,000      86,661      84,259    500,000
  12      6,213         0       48,542     46,741     500,000      73,585      71,784    500,000      97,674      95,873    500,000
  13      6,213         0       50,757     49,556     500,000      80,048      78,847    500,000     109,241     108,040    500,000
  14      6,213         0       52,472     51,872     500,000      86,354      85,753    500,000     121,362     120,762    500,000
  15      6,213         0       53,588     53,588     500,000      92,403      92,403    500,000     134,014     134,014    500,000
  16      6,213         0       54,070     54,070     500,000      98,158      98,158    500,000     147,241     147,241    500,000
  17      6,213         0       53,805     53,805     500,000     103,509     103,509    500,000     161,031     161,031    500,000
  18      6,213         0       52,681     52,681     500,000     108,349     108,349    500,000     175,396     175,396    500,000
  19      6,213         0       50,565     50,565     500,000     112,548     112,548    500,000     190,345     190,345    500,000
  20      6,213         0       47,292     47,292     500,000     115,948     115,948    500,000     205,890     205,890    500,000
  21      6,213         0       42,639     42,639     500,000     118,344     118,344    500,000     222,040     222,040    500,000
  22      6,213         0       36,340     36,340     500,000     119,484     119,484    500,000     238,812     238,812    500,000
  23      6,213         0       28,066     28,066     500,000     119,066     119,066    500,000     256,245     256,245    500,000
  24      6,213         0       17,429     17,429     500,000     116,728     116,728    500,000     274,406     274,406    500,000
  25      6,213         0        3,974      3,974     500,000     112,046     112,046    500,000     293,419     293,419    500,000
z 26      6,213         0                                         104,513     104,513    500,000     313,412     313,412    508,981
  27      6,213         0                                          93,509      93,509    500,000     333,374     333,374    538,400
  28      6,213         0                                          78,257      78,257    500,000     352,810     352,810    566,613
  29      6,213         0                                          57,737      57,737    500,000     371,414     371,414    593,148
  30      6,213         0                                          30,594      30,594    500,000     388,877     388,877    617,148

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 26.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00/a, the policy terminates without value in year 31.

   SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
     TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
                     INTENDED TO PREDICT ACTUAL PERFORMANCE.
               VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE
                        CLEARLY IDENTIFIED AS GUARANTEED.

VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001

                                                 SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                  PREPARED FOR: SAMPLE CLIENT AND SAMPLE SPOUSE

                           ASSUMING GUARANTEED CHARGES

                                  ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS         ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF         ANNUAL INVESTMENT RETURN OF
                                       0.00% (-1.87% NET)                6.00% (4.01% NET)                   10.00% (7.94% NET)
  END              NET LOANS/   POLICY      NET      TOTAL NET    POLICY       NET         NET        POLICY       NET        NET
  OF   ANNUALIZED  REPAYM'TS/   ACCOUNT  CASH SURR     DEATH      ACCOUNT   CASH SURR     DEATH       ACCOUNT   CASH SURR    DEATH
  YR    PREMIUMS   WITHDRAWLS    VALUE     VALUE      BENEFIT      VALUE      VALUE      BENEFIT       VALUE      VALUE     BENEFIT
  --   ----------  ---------    -------  ---------   ---------    -------   ---------    -------      -------   ---------   -------
T 31      6,213         0                                                                             404,802    404,802    638,778
  32      6,213         0                                                                             420,317    420,317    643,925
  33      6,213         0                                                                             435,456    435,456    648,393
  34      6,213         0                                                                             450,330    450,330    652,077
  35      6,213         0                                                                             464,994    464,994    656,107
  36      6,213         0                                                                             479,678    479,678    659,557
  37      6,213         0                                                                             494,678    494,678    662,869
  38      6,213         0                                                                             510,180    510,180    666,806
  39      6,213         0                                                                             526,464    526,464    671,242
  40      6,213         0                                                                             543,682    543,682    676,885
  41      6,213         0                                                                             562,233    562,233    683,113
  42      6,213         0                                                                             582,732    582,732    690,537
  43      6,213         0                                                                             606,817    606,817    700,873
  44      6,213         0                                                                             634,978    634,978    714,350
  45      6,213         0                                                                             665,586    665,586    732,144
  46      6,213         0                                                                             698,770    698,770    751,178
  47      6,213         0                                                                             735,902    735,902    771,962
  48      6,213         0                                                                             788,134    788,134    803,896


Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 26.

Based on the assumption of guaranteed charges and a hypothetical gross annual investment return of 6.00%, the policy terminates without value in year 31.

  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
                    INTENDED TO PREDICT ACTUAL PERFORMANCE.
          VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY
                           IDENTIFIED AS GUARANTEED.

VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001

                                                 SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                  PREPARED FOR: SAMPLE CLIENT AND SAMPLE SPOUSE

                            ASSUMING CURRENT CHARGES


                                  ASSUMING HYPOTHETICAL GROSS      ASSUMING HYPOTHETICAL GROSS       ASSUMING HYPOTHETICAL GROSS
                                  ANNUAL INVESTMENT RETURN OF      ANNUAL INVESTMENT RETURN OF       ANNUAL INVESTMENT RETURN OF
                                        0.00% (-1.58% NET)               6.00% (4.33% NET)                  10.00% (8.27% NET)
  END              NET LOANS/   POLICY      NET      TOTAL NET    POLICY       NET         NET      POLICY       NET         NET
  OF   ANNUALIZED  REPAYM'TS/   ACCOUNT  CASH SURR     DEATH      ACCOUNT   CASH SURR     DEATH     ACCOUNT   CASH SURR     DEATH
  YR    PREMIUMS   WITHDRAWLS    VALUE     VALUE      BENEFIT      VALUE      VALUE      BENEFIT     VALUE      VALUE      BENEFIT
  --   ----------  ---------    -------  ---------   ---------    -------   ---------    -------    -------   ---------    -------
   1      6,213         0        5,008        805     500,000      5,326      1,122      500,000      5,538      1,334     500,000
   2      6,213         0       10,040      5,836     500,000     10,988      6,785      500,000     11,641      7,438     500,000
   3      6,213         0       14,928     10,725     500,000     16,830     12,627      500,000     18,183     13,980     500,000
   4      6,213         0       19,662     15,459     500,000     22,846     18,643      500,000     25,186     20,982     500,000
   5      6,213         0       24,229     20,025     500,000     29,027     24,824      500,000     32,672     28,468     500,000
   6      6,213         0       28,613     24,409     500,000     35,365     31,162      500,000     40,665     36,461     500,000
   7      6,213         0       32,998     28,794     500,000     42,102     37,899      500,000     49,488     45,285     500,000
   8      6,213         0       37,185     32,982     500,000     49,020     44,817      500,000     58,949     54,746     500,000
   9      6,213         0       41,148     37,545     500,000     56,103     52,500      500,000     69,081     65,478     500,000
  10      6,213         0       44,941     41,938     500,000     63,413     60,411      500,000     80,002     76,999     500,000
  11      6,213         0       48,800     46,399     500,000     71,214     68,812      500,000     92,046     89,644     500,000
  12      6,213         0       52,468     50,666     500,000     79,262     77,461      500,000    105,044    103,243     500,000
  13      6,213         0       55,967     54,766     500,000     87,597     86,396      500,000    119,112    117,912     500,000
  14      6,213         0       59,338     58,737     500,000     96,273     95,673      500,000    134,392    133,792     500,000
  15      6,213         0       62,571     62,571     500,000    105,302    105,302      500,000    150,994    150,994     500,000
  16      6,213         0       65,650     65,650     500,000    114,692    114,692      500,000    169,035    169,035     500,000
  17      6,213         0       68,602     68,602     500,000    124,488    124,488      500,000    188,680    188,680     500,000
  18      6,213         0       71,516     71,516     500,000    134,795    134,795      500,000    210,154    210,154     500,000
  19      6,213         0       74,437     74,437     500,000    145,681    145,681      500,000    233,664    233,664     500,000
  20      6,213         0       77,421     77,421     500,000    157,224    157,224      500,000    259,431    259,431     500,000
W 21      6,213         0       80,304     80,304     500,000    169,320    169,320      500,000    287,528    287,528     528,477
  22      6,213         0       82,851     82,851     500,000    181,815    181,815      500,000    317,916    317,916     566,527
  23      6,213         0       85,008     85,008     500,000    194,706    194,706      500,000    350,741    350,741     606,782
  24      6,213         0       86,714     86,714     500,000    207,989    207,989      500,000    386,169    386,169     648,764
  25      6,213         0       87,873     87,873     500,000    221,644    221,644      500,000    424,352    424,352     693,391
  26      6,213         0       88,393     88,393     500,000    235,666    235,666      500,000    465,303    465,303     755,652
  27      6,213         0       88,165     88,165     500,000    250,049    250,049      500,000    509,100    509,100     822,196
  28      6,213         0       87,054     87,054     500,000    264,791    264,791      500,000    555,788    555,788     892,595
  29      6,213         0       84,851     84,851     500,000    279,867    279,867      500,000    605,328    605,328     966,709
  30      6,213         0       81,424     81,424     500,000    295,322    295,322      500,000    657,734    657,734   1,043,824

Based on the assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 37.

This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%.

  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
                    INTENDED TO PREDICT ACTUAL PERFORMANCE.
          VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY
                           IDENTIFIED AS GUARANTEED.



VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001

                                                 SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


             ILLUSTRATION OF DEATH BENEFITS, POLICY ACCOUNT VALUES,
                       CASH SURRENDER VALUES, AND PREMIUMS

                  PREPARED FOR: SAMPLE CLIENT AND SAMPLE SPOUSE

                            ASSUMING CURRENT CHARGES

                                 ASSUMING HYPOTHETICAL GROSS    ASSUMING HYPOTHETICAL GROSS         ASSUMING HYPOTHETICAL GROSS
                                 ANNUAL INVESTMENT RETURN OF    ANNUAL INVESTMENT RETURN OF         ANNUAL INVESTMENT RETURN OF
                                      0.00% (-1.58% NET)             6.00% (4.33% NET)                    10.00% (8.27% NET)
  END              NET LOANS/   POLICY      NET    TOTAL NET    POLICY      NET        NET        POLICY        NET          NET
  OF   ANNUALIZED  REPAYM'TS/   ACCOUNT  CASH SURR   DEATH      ACCOUNT  CASH SURR    DEATH       ACCOUNT    CASH SURR      DEATH
  YR    PREMIUMS   WITHDRAWLS    VALUE     VALUE    BENEFIT      VALUE     VALUE     BENEFIT       VALUE       VALUE       BENEFIT
  --   ----------  ---------    -------  --------- ---------    -------  ---------   -------      -------    ---------     -------
  31      6,213         0        76,574    76,574   500,000    311,196     311,196   500,000      712,919      712,919    1,124,986
W 32      6,213         0        70,074    70,074   500,000    327,552     327,552   501,810      771,516      771,516    1,181,962
  33      6,213         0        61,663    61,663   500,000    344,347     344,347   512,733      833,700      833,700    1,241,379
  34      6,213         0        50,694    50,694   500,000    361,315     361,315   523,184      899,390      899,390    1,302,317
  35      6,213         0        37,241    37,241   500,000    378,598     378,598   534,202      969,173      969,173    1,367,503
  36      6,213         0        20,949    20,949   500,000    396,260     396,260   544,857    1,043,452    1,043,452    1,434,746
  37      6,213         0         1,412     1,412   500,000    414,390     414,390   555,283    1,122,727    1,122,727    1,504,454
T 38      6,213         0                                      433,078     433,078   566,033    1,207,542    1,207,542    1,578,258
  39      6,213         0                                      452,472     452,472   576,902    1,298,662    1,298,662    1,655,794
  40      6,213         0                                      472,717     472,717   588,532    1,396,913    1,396,913    1,739,157
  41      6,213         0                                      494,029     494,029   600,245    1,503,417    1,503,417    1,826,652
  42      6,213         0                                      516,659     516,659   612,241    1,619,517    1,619,517    1,919,127
  43      6,213         0                                      536,216     536,216   619,329    1,731,695    1,731,695    2,000,108
  44      6,213         0                                      562,371     562,371   632,668    1,871,443    1,871,443    2,105,374
  45      6,213         0                                      590,557     590,557   649,613    2,025,535    2,025,535    2,228,089
  46      6,213         0                                      621,095     621,095   667,677    2,196,161    2,196,161    2,360,873
  47      6,213         0                                      654,419     654,419   686,486    2,386,142    2,386,142    2,503,063
  48      6,213         0                                      688,217     688,217   701,981    2,588,262    2,588,262    2,640,028

Based on the assumption of current charges and a hypothetical gross annual investment return of 0.00%, the policy terminates without value in year 37.

This is not an illustration of actual performance. Values shown are not guaranteed. This page must be accompanied by an illustration of policy performance assuming guaranteed charges and a hypothetical gross annual investment return of 0.00%.

  SEE THE "NOTES TO ILLUSTRATIONS" AND THE "APPLICABLE FOOTNOTES PAGE" FOR AN EXPLANATION OF RATES OF RETURN, FIGURES SHOWN, AND OTHER IMPORTANT POLICY AND
    TAX INFORMATION. THIS PRESENTATION MUST BE PRECEDED OR ACCOMPANIED BY A PROSPECTUS CONTAINING DETAILED INFORMATION ABOUT SURVIVORSHIP INCENTIVE LIFE
    INCLUDING CHARGES AND EXPENSES. THIS IS AN ILLUSTRATION ONLY, AND IS NOT
                    INTENDED TO PREDICT ACTUAL PERFORMANCE.
          VALUES SET FORTH ARE NOT GUARANTEED UNLESS THEY ARE CLEARLY
                           IDENTIFIED AS GUARANTEED.

VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001

                                      SURVIVORSHIP INCENTIVE LIFE(SM)
                     FLEXIBLE PREMIUM JOINT SURVIVORSHIP VARIABLE LIFE INSURANCE [LOGO] EQUITABLE


                            APPLICABLE FOOTNOTES PAGE

                  PREPARED FOR: SAMPLE CLIENT AND SAMPLE SPOUSE

                FOOTNOTES ARE ILLUSTRATED IN ORDER OF OCCURRENCE
                       FOR EACH YEAR THEY ARE APPLICABLE:
                ------------------------------------------------

       ASSUMING CURRENT CHARGES              ASSUMING GUARANTEED CHARGES
       ------------------------              ---------------------------
       Year 21 - Footnote(s): W
       Year 32 - Footnote(s): W              Year 26 - Footnote(s): T W
       Year 38 - Footnote(s): T              Year 31 - Footnote(s): T


EXPLANATION OF FOOTNOTES USED IN THIS ILLUSTRATION:
---------------------------------------------------

T Based on the assumptions of this illustration, the policy terminates without value. Adverse tax consequences could occur if a policy with loans is surrendered or permitted to terminate. See "Important Tax Information" section on the "Notes to Illustrations" page.

W The policy has gone into corridor. Premiums may be restricted without evidence of insurability. Withdrawals may reduce the death benefit by an amount in excess of the withdrawal amount.

Z     Multiple footnotes are applicable.


NOTES FOR HISTORICAL PERFORMANCE REPORTS:
-----------------------------------------

Although this version of Survivorship Incentive Life was not available until 1999, the net cash surrender value on this report has been adjusted to reflect the current charges and deductions under Survivorship Incentive Life and the Separate Accounts as described on page 5 of this illustration.

The IRR (internal rate of return) on the Net Death Benefit and Net Cash Surrender Value is the rate at which the annualized illustrated outlays up to that year must be compounded each and every year to generate the indicated Net Death Benefit or Net Cash Surrender Value. Annualized illustrated outlays consist of premiums plus loan repayments, minus partial withdrawals, loans and guideline premium forceouts.

Historical performance reports are available for certain funds with five or more years of experience. For additional information regarding historical performance please refer to the Survivorship Incentive Life prospectus and the Trust prospectus, which is attached thereto.


Survivorship Incentive Life is issued by The Equitable Life Assurance Society of the United States (Equitable), and is distributed by AXA Advisors, LLC, New York, NY 10104, (212) 314-4600. Equitable and AXA Advisors, LLC are indirect subsidiaries of AXA Financial, Inc. AXA, an insurance holding company, is AXA Financial, Inc.'s largest shareholder. Neither AXA nor AXA Financial Inc. has responsibility for the insurance obligations of Equitable. Survivorship Incentive Life is policy form 99-400 in most jurisdictions.

MINIMUM INITIAL PREMIUM:            $441.32         TARGET PREMIUM:                               $6,212.52
PLANNED ANNUAL PREMIUM:           $6,212.52         INITIAL 7-PAY PREMIUM:                       $24,866.00
5 YR NO LAPSE GUARANTEE PREMIUM:  $1,739.63         AGE 70/10YR DEATH BENEFIT GUARANTEE PREMIUM:  $6,212.52



VLI-99-03SIL (05/99)                           For delivery in Pennsylvania
Male, Non-Tobacco User,
  Preferred, Age 57                                                                               Prepared by: J. Q. Associate
Female, Non-Tobacco User,                  The Equitable Life Assurance Society                 Initial Face Amount = $500,000
  Preferred, Age 52                                 of the United States                                 Initial Death Benefit
Riders: None                                    1290 Ave. of the Americas,                                  Option is A (Level)
Prepared on: March 11, 2002                  New York, NY 10104 (212)554-1234                                    Form # VM-450
Page 5 of 11                   THIS ILLUSTRATION IS NOT COMPLETE WITHOUT ALL NUMBERED PAGES           DC 1-7.6z 01-17-02 R2001